EXHIBIT 5

                   [Wachtell, Lipton, Rosen & Katz Letterhead]


                                  May 22, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:   Crown Media Holdings, Inc.
                  Registration Statement on Form S-8
                  ------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Crown Media Holdings, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration of 10,000,000 shares of Class A common stock, par value $0.01 per share (the "Shares"), of the Company under the Securities Act of 1933, as amended, to be offered pursuant to the Crown Media Holdings, Inc. 2000 Long Term Incentive Plan (the "Plan").

      In connection with the delivery of this opinion, we have reviewed and examined originals or copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, the Registration Statement, the Plan, certain resolutions adopted or to be adopted by the Board of Directors, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company and assurances from public officials. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such later documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.



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Securities and Exchange Commission
May 22, 2000
Page 2

      Based on such examination and review, and subject to the foregoing, we are of the opinion that

     (1) The Company is a corporation duly organized and validly existing under the laws of the state of Delaware;

     (2) The Plan, including the proposed delivery of up to 10,000,000 Shares thereunder, have been duly authorized by appropriate corporate action of the Company; and

     (3) The Shares, upon issuance, when delivered pursuant to the provisions of the Plans, will be validly issued, fully paid and non-assessable.

      We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the federal laws of the United States of America, the State of New York and the General Corporation Law of the State of Delaware.

      We consent to the inclusion of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    /s/ Wachtell, Lipton, Rosen & Katz

ESR/jc